Exhibit 99.(d)(28)

FORM OF AMENDMENT NO. 1

TO THE

NON-DISCRETIONARY SUB-MANAGEMENT AGREEMENT

AMENDMENT NO. 1 dated [   ], 2026 (“Amendment No. 1”), to the Non-Discretionary Sub-Management Agreement dated April 28, 2025 (the “Agreement”) by and among VENERABLE INVESTMENT ADVISERS, LLC, a Delaware limited liability company (“VIA”), FRANKLIN ADVISERS, INC., a California corporation (the “Sub-Adviser”), and CLEARBRIDGE INVESTMENTS, LLC, a Delaware limited liability company (the “Non-Discretionary Sub-Adviser”) (the “Agreement”).

WHEREAS, VIA, the Sub-Adviser, and Non-Discretionary Sub-Adviser desire to add newly registered series (the “New Funds”) to the Agreement;

NOW THEREFORE, VIA, the Sub-Adviser, and Non-Discretionary Sub-Adviser agree to modify and amend the Agreement as follows:

1.	New Fund. Effective [ ], 2026, the following New Fund is hereby added to the Agreement on the terms and conditions contained in the Agreement:

Venerable International Equity Fund

2.	Duration of Agreement for the New Fund. Unless otherwise terminated, the Agreement shall continue in effect with respect to the New Fund for two years from the date specified in Section 1 above, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the New Fund, and (ii) by vote of a majority of the members of the Board of Trustees of the New Fund who are not “interested persons” of the Trust or the Investment Adviser, in accordance with the requirements of the Investment Company Act of 1940, as amended.

3.	Schedule A. Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

4.	Schedule C. Schedule C to the Agreement is hereby replaced in its entirety by Schedule C attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first set forth above.

VENERABLE INVESTMENT ADVISERS, LLC

By:
Name:
Title:

FRANKLIN ADVISERS, INC.

By:
Name:
Title:

CLEARBRIDGE INVESTMENTS, LLC

By:
Name:
Title:

EXHIBIT A

MODEL PORTFOLIOS AND FUNDS THAT UTILIZE SUCH MODEL PORTFOLIOS

MODEL PORTFOLIO	FUND

ClearBridge Appreciation (customized)	Venerable US Large Cap Strategic Equity Fund

ClearBridge Large Cap Growth (customized)	Venerable US Large Cap Strategic Equity Fund

ClearBridge International Growth EAFE	Venerable International Equity Fund

EXHIBIT C

FEES FOR MODEL PORTFOLIO SERVICES

VIA shall pay the Non-Discretionary Sub-Adviser a fee based on average daily net assets of the portion of the Fund for which the Non-Discretionary Sub-Adviser provides non-discretionary model portfolio services to VIA and the Sub-Adviser at the following annual rates:

Venerable US Large Cap Strategic Equity Fund	[ ]% on the first $[ ]
[ ]% on assets above $[ ]

Venerable International Equity Fund	[ ]%